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                                                                  EXHIBIT (N)(2)

INDEPENDENT AUDITORS' CONSENT

MuniHoldings California Insured Fund II, Inc.:

We consent to the use in this Registration Statement on Form N-2 of our report dated February 19, 1998 and to the reference to us under the caption "Experts" both of which appear in the Prospectus, which is a part of such Registration Statement.


/s/  Deloitte & Touche LLP
--------------------------

Deloitte & Touche LLP
Princeton, New Jersey
March 3, 1998